                                                                     Exhibit 8.1


                                           June 6, 2002



                      RE: Issuance and Sale of Equity Units
                          ---------------------------------

American Electric Power Company, Inc.
One Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

                  We have acted as tax counsel to American Electric Power Company, Inc., a New York corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of the Prospectus Supplement dated June 5, 2002 to the Prospectus dated May 17, 2002 (together, the "Prospectus"), which formed a part of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of the issuance of 6,000,000 (plus an additional 900,000 if the over-allotment option is exercised in full by the underwriters) Equity Units (the "Equity Units"), consisting of units initially comprised of (i) a purchase contract under which the holder agrees to purchase, and the Company agrees to sell, shares of common stock of the Company on or before August 16, 2005 (a "Purchase Contract") and (ii) a 5.75% Company Senior Note due August 16, 2007 having a $50 stated principal amount (a "Senior Note"). All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

                  In delivering this opinion letter, we have reviewed and relied upon (i) the Prospectus; (ii) a form of the Indenture; (iii) a form of the Third Supplemental Indenture; (iv) a form of the Senior Note; (v) a form of the Purchase Contract Agreement; (vi) forms of the Global Stripped Units Certificates; (vii) forms of the Global Equity Units Certificates; (viii) a form of the Remarketing Agreement; (ix) a form of the Pledge Agreement; and (x) a form of the Underwriting Agreement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and such other documents, certificates, representations and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we also have assumed that factual representations made to us are true, correct and complete and that the transactions related to the issuance of the Equity Units and the Senior Notes will be consummated in accordance with the terms of the documents and forms of documents described herein. If any of the above described assumptions are untrue for any reason or if the issuance of the Equity Units and the Senior Notes is consummated in a manner that is inconsistent with the manner in which it is described in the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

                  Based on the foregoing, it is our opinion that the statements made in the Prospectus under the caption "United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein.

                  Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We consent to the filing of this opinion as an exhibit to the Form 8-K to be filed with the Securities and Exchange Commission and to the reference to our firm under the heading "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                                      Very truly yours,

                                                      SIMPSON THACHER & BARTLETT